MACON BANK

LONG-TERM CAPITAL APPRECIATION PLAN

2004 Amendment and Restatement

The Board of Directors of Macon Bank, Inc., by resolution dated December 15, 2004, amends and restates this Long-term Capital Appreciation Plan (“Plan”) effective as of January 1, 2005 in order to establish that all amounts deferred or vested after December 31, 2004 shall be governed by the sub-plan (the “Sub-plan”) attached as Exhibit “C” hereto. The purpose of the Plan is to provide incentive compensation on a deferred basis for its directors and select executive officers. The Plan is not tax-qualified under Section 401 of the Code, and is unfunded and primarily for a select group of management or highly compensated employees within the meaning of Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended.

ARTICLE I
Definitions

The following words and phrases, when used in the Plan with an initial capital letter, shall have the meanings set forth below unless the context clearly indicates otherwise.

1.1 “Acceptance” shall mean acceptance, by the Committee, of a Deferral Election Form, a Distribution Election Form, or an Investment Election Form (which acceptance shall be presumed unless, within ten business days of delivery of a Participant’s election to a Director, the Committee provides the Participant with a written notice detailing the reasons for its rejection).

1.2 “Account” shall mean a bookkeeping account maintained by the Bank in the name of each Participant.

1.3 “Affiliate” shall mean any “parent corporation” or “subsidiary corporation” of the Bank, as the terms are defined in Section 424(e) and (f), respectively, of the Code.

1.4 ’‘Appreciation Percentage” shall mean the percentage (if any) by which the Book Value appreciates between the date on which the Committee credits a Capital Appreciation Right to a Participant’s Account and the date on which the Participant terminates Service (subject, however, to Section 3.4 hereof).

1.5 “Bank” shall mean Macon Bank, Inc., and any successor to its interest.

1.6 “Beneficiary” shall mean the person or persons whom a Participant may designate as the beneficiary of the Participant’s Benefits under Article II, and shall mean the Participant’s estate in the absence of a valid designation. A Participant’s election of a Beneficiary shall be made on the Distribution Election Form, shall be revocable by the Participant during his or her lifetime, and shall be effective only upon its Acceptance by the Committee.

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1.7 “Benefits” shall mean any and all benefits that accrue under Article II of the Plan.

1.8 “Board” shall mean the Board of Directors of the Bank.

1.9 “Book Value” shall mean the book value of the Bank and any Affiliates, as determined in accordance with Generally Accepted Accounting Principles (GAAP), provided that the Committee shall have the discretion to take into account or to disregard any extraordinary financial events affecting the Bank or an Affiliate.

1.10 “Capital Appreciation Right” shall mean a credit that the Committee makes to a Participant’s Account pursuant to Article II.

1.11 “Change in Control” shall mean: (i) the execution of an agreement for the sale of all or a material portion of the assets of the Bank; (ii) the execution of an agreement for a merger, consolidation, or other transaction of the Bank whereby the Bank is not the surviving entity; (iii) a change of control of the Bank, as defined or determined either by the Bank’s primary banking regulator or under regulations promulgated by it; (iv) the acquisition, directly or indirectly, of the beneficial ownership within the meaning of that term as it is used in Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder) of twenty-five percent (25%) or more of the outstanding voting proxies or securities of the Bank by any person, trust, entity, or group; or; (v) during any period of two consecutive years, individuals (the “Continuing Directors”) who at the beginning of such period constitute the Board of Directors of the Bank or its mutual holding company (the “Existing Board”) cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. This limitation shall not apply to a transaction in which either the Bank merely converts stock form or forms a holding company or up to 30% of any class of securities of the Bank are purchased by a tax-qualified employee stock benefit plan of the Bank or an affiliate. The term “person” refers to an individual or a corporation, partnership, trust, bank, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

1.12 “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.13 “Committee” shall mean any committee that the Board may appoint to administer and effectuate the Plan. The Committee shall act only by a majority of its members, and may act through meetings or written consents. Notwithstanding the foregoing, the Board may at any time act in lieu of the Committee with respect to any action that the Committee may take pursuant to the Plan.

1.14 “Common Stock” shall mean the common stock, if any, of the Bank, but shall mean common stock of a holding company of the Bank if one is formed for that purpose independently of a Change in Control.

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1.15 “Deferrals” shall mean any Participant-directed deferrals that occur pursuant to Section 2.1 hereof.

1.16 “Deferral Election Form” shall mean the form attached hereto as Exhibit “A”

1.17 “Director” shall mean a member of the Board, or the Board of Directors of an Affiliate.

1.18 “Distribution Election Form” shall mean the form attached hereto as Exhibit “B”.

1.19 “Effective Date” shall mean July 1, 1998.

1.20 “Employee” shall mean any person to whom the Bank or an Affiliate pays “wages” that are reportable to the Internal Revenue Service on Form W-2 (or a successor form thereto).

1.21 “Just Cause” shall mean misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violations of any law, rule or regulation (other than traffic violations or similar offenses), or final cease-and-desist orders.

1.22 “Participant” shall mean (i) executive officers Stiles, Plemens, Jeffress, Morgan, and Brown, (ii) an individual who serves as a Director of the Bank on the Effective Date, regardless of whether or not the Director is an Employee, and (ii) any Director or Employee whom the Board specifically selects for participation in the Plan after the Effective Date, provided that an Employee shall be eligible for Plan participation only if the Employee is a member of a select group of the Bank’s management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.23 “Plan” shall mean this Macon Bank Long-term Capital Appreciation Plan.

1.24 “Plan Year” shall mean the one-year period that begins each July 1, except the initial Plan Year shall begin on the Effective Date and end on June 30, 1999.

1.25 “Service” shall mean an individual’s service as an Employee or Director, but shall not include service performed as an advisory director or director emeritus.

1.26 “Trust” shall mean the trust created under the Trust Agreement.

1.27 “Trust Agreement” shall mean the agreement entered into between the Bank and the Trustee, pursuant to the terms hereof.

1.28 “Trustee” shall mean the person(s) or entity appointed by the Board pursuant to the Trust Agreement to hold legal title to the Plan Assets for the purposes set forth herein.

1.29 “Vested Percentage” shall be determined for each Participant by dividing the Participant’s actual Years of Service by 10; provided that a Participant’s Vested Percentage shall automatically accelerate to 100% in the event the Participant’s Service terminates due to the Participant’s death or disability (as determined by the Committee), or a Change in Control.

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1.30 “Year of Service” shall mean each full year of a Participant’s Service, measured from the Effective Date forward; provided that Years of Service in excess of 10 shall be disregarded for this purpose.

ARTICLE II
Credits to Accounts

2.1 Deferrals. Each Participant may elect, on the Deferral Election Form, to make Deferrals by directing that his or her fees, salary, bonuses, or other cash compensation be reduced on a pre-tax basis. Such elections shall (i) be irrevocable until the end of the calendar year in which they are made, and (ii) be effective on the January 1st following their Acceptance, provided that a Participant may elect to have an election take effect as soon as administratively practicable with respect to cash compensation that the Participant may receive in the future and as to which the Participant currently has no legal right or claim. As soon as practicable after the end of each pay period, the Bank shall credit each Participant’s Account with any Deferrals that occurred during the pay period.

2.2 Initial Credits. On the Effective Date, the Bank shall credit $4,500 to the account of each Participant who is a Director on that date.

2.3 Investment Return on Deferrals. At the end of each Plan Year during which a Participant’s Account has a positive value, the Bank shall credit the average balance of the Participant’s Account that is attributable to Deferrals and Initial Credits under Section 2.2 with an investment return equal to the average return-on-equity achieved by the Bank and its Affiliates for the current fiscal year and the two immediately preceding fiscal years. For this purpose, the Committee shall determine return-on-equity in accordance with Generally Accepted Accounting Principles, provided that the Committee may in its discretion take into account or disregard any extraordinary financial events. In the event of a stock conversion by the Bank, each Participant may elect to have his or her Account credited, on a prospective basis, with the total return that stockholders receive on Common Stock.

2.4 Capital Appreciation Rights. As of the Effective Date, the Bank shall credit Capital Appreciation Rights to the Accounts of Participants according to the following schedule:

Participant	Capital Appreciation Right

Each non-Employee Director
E. Stiles
R. Plemens S. Jeffress M. Morgan B. Brown

The Committee may, in its discretion, make future credits of Capital Appreciation Rights to the Accounts of Participants.

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2.5 Termination of Service. The Committee shall determine the Account balance, that is payable to a Participant in accordance with Article III, as of the last day of the calendar quarter that coincides with or next follows the Participant’s termination of Service (or a Change in Control, if earlier). The Participant’s Account balance as of that date shall equal the sum of-

(i) all Deferrals made by the Participant, Initial Credits made pursuant to Section 2.2 hereof, and any earnings credited pursuant to Section 2.3 hereof, and

(ii) the product obtained when each of the Participant’s Capital Appreciation Rights is multiplied by both the Participant’s Vested Percentage and the applicable Appreciation Percentage.

2.6 Earnings Credits on Final Account Balances. From the date as of which the Committee determines a Participant’s final Account balance pursuant to Section 2.5 hereof, the Bank shall credit the Participant’s Account with simple interest that shall accrue monthly on any unpaid balances at a rate of 8% per annum.

ARTICLE III
Distributions from Accounts

3.1 Normal Form and Timing of Distributions. In the absence of a valid Distribution Election pursuant to Section 3 .2 hereof or Section 3 ..1 of the Sub-plan, whichever is applicable, (and subject to Section 3.3 hereof), the Bank shall pay a Participant’s Account balance in cash, in substantially equal monthly payments over a period of five years; beginning as soon as administratively practicable following the last day of the month in which the Committee determines the Participant’s final Account balance pursuant to Section 2.5 hereof.

3.2 Distribution Elections. Subject to Section 3.3 hereof, a Participant may elect on the Distribution Election Form to have his or her final Account balance paid in annual payments over a period of between 5 and 10 years, in a lump sum distribution that occurs more than two years after the Participant terminates service, or a combination of these choices. In order to be effective, Acceptance of a Participant’s Distribution Election Form must occur either (i) more than one year before the date on which the Participant’s Service terminates for any reason or (ii) within 30 days of the Participant’s initial commencement of Plan participation, or (iii) more than 90 days before the closing of a Change in Control. In the event a Participant files more than one valid Distribution Election Form, the most recent valid election shall supersede any and all prior elections. Nevertheless, Beneficiary designations made pursuant to executed Election Forms shall be revocable during the Participant’s lifetime and a Participant may, by submitting an effective superseding Election Form at any time and from time to time, prospectively change the designated Beneficiary and the manner of payment to a Beneficiary.

3.3 Forfeiture. The portion of a Participant’s final Account balance that is attributable to Capital Appreciation Rights (as calculated pursuant to Section 2.5 (ii) hereof) shall be forfeited immediately if either of the following events occur:

(i) The Committee determines that the Participant’s Service ended, voluntarily or involuntarily, due to Just Cause.

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(ii) Within 24 months after terminating Service, the Participant becomes an employee, consultant, director, or 10% or more stockholder of a company that provides products that compete with those of the Bank or its Affiliates, within 50 miles of any place where the Bank or its Affiliates is doing business on the date the Participant’s Service terminates.

3.4 Change in Control. In the event of a Change in Control, the Bank and the Participant have the right to mutually agree to limit payments that they might consider excess “golden parachute payments” as defined under §§280G and 4999 of the Code. In addition, upon the closing date of a Change in Control: the forfeiture provision set forth in Section 3.3(ii) hereof shall lapse and become null and void, each Participant’s Vested Percentage shall become 100%, and the Appreciation Percentage for each Participant shall be calculated by assuming that the appreciation percentage that occurred between the initial credit of a Capital Appreciation Right and the Change in Control continues through date on which the Participant’s Vested Percentage would have reached 100% pursuant to Section 1.29 hereof.

3.5 Death Benefits. If a Participant dies before receiving all Benefits payable pursuant to Section 3.1, then the vested but unpaid balance of the Participant’s Account shall be distributed in a lump sum to the Participant’s Beneficiary as soon as administratively practicable following the date of the Participant’s death, provided that a Participant may specify on the Distribution Election Form the distribution period elected therein by the Participant.

ARTICLE IV
Source of Benefits

4.1 General Rule. Benefits accumulated under the Plan shall constitute an unfunded, unsecured promise by the Bank to provide such payments in the future, as and to the extent such Benefits become payable. Benefits accumulated under the Plan shall be paid from the general assets of the Bank, and no person shall, by virtue of this Plan, have any interest in such assets, other than as an unsecured creditor, of the Bank. For any Plan Year during which a Trust is maintained, (i) the Trustee shall inform the Committee annually prior to the commencement of each Plan Year as to the manner in which such Trust assets shall be invested, and (ii) the Committee shall, as soon as practicable after the end of each calendar quarter, provide the Trustee with a schedule specifying the amount of any Trust contribution that is attributable to the Participant’s Account for purposes only of Section 2.5 of this Plan. The Bank shall also, at least annually, provide the Trustee with a schedule specifying the amounts payable to each Participant, and the time for making such payments. All interest, dividends, and realized gain/losses on Trust assets will be taxed to the Bank.

4.2 Trust Funding on Change in Control. In the event of a Change in Control, the Bank shall contribute to the Trust an amount sufficient to provide the Trust with assets having an overall value equivalent to the value of the aggregate Account balances under the Plan (calculated as though each Participant’s Service terminates coincident with the Change in Control).

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ARTICLE V

Recordkeeping; Plan Expenses

The Committee shall be responsible for maintaining all Accounts, with particular reference to contribution sources and allocating gains and losses (at least annually), and shall prepare Account reports for the Participants and the Bank. The Committee may in its discretion appoint or remove a third-party recordkeeper. The Bank shall pay all expenses associated with the Plan and the Trust.

ARTICLE VI
Assignment

Except as otherwise expressly provided by this Plan, it is agreed that neither the Participant nor his or her Beneficiary, nor the Participant’s executors and administrators, heirs, legatees, distributees, and any other person or persons claiming any benefits under him or her under this Plan, shall have any right to assign, transfer, pledge, hypothecate, sell, transfer, alienate and encumber or otherwise convey the right to receive any Benefits hereunder, which Benefits and the rights thereto are expressly declared to be nontransferable. The right to receive Benefits under this Plan shall likewise not be subject to execution, attachment, garnishment, sequestration or similar legal, equitable or other process to the benefit of the Participant’s creditors. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Participant’s rights to receive Benefits under this Plan or the levy of any attachment, garnishment or similar process thereupon, shall be null and void and without effect.

ARTICLE VII

No Retention of Services

The Benefits payable under this Plan shall be independent of, and in addition to, any other compensation payable by the Bank to a Participant, whether in the form of fees, bonus, retirement income under employee benefit plans sponsored or maintained by the Bank or otherwise. This Plan shall not be deemed to constitute a contract of employment between the Bank and any Participant.

ARTICLE VIII

Rights of Participants and Beneficiaries

The rights (if any) of Participants and their Beneficiaries under this Plan shall be solely those rights of unsecured creditors of the Bank.

ARTICLE IX
Reorganization

The Bank agrees that it will not merge or consolidate with any other corporation or organization, or permit its business activities to be taken over by any other organization, unless and until the succeeding or continuing corporation or other organization shall expressly assume the rights and obligations of the Bank herein set forth. The Bank further agrees that it will not cease its business activities or terminate its existence, other than as heretofore set forth in this Article IX, without having made adequate provision for the fulfillment of its obligation hereunder.

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ARTICLE X

Amendment and Termination

The Board may amend or terminate the Plan at any time, provided that no such amendment or termination shall, without the written consent of an affected Participant, alter or impair any vested rights of the Participant under the Plan.

ARTICLE XI
State Law

This Plan shall be construed and governed in all respects under and by the laws of the State of North Carolina, except to the extent preempted by federal law. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

ARTICLE XII
Headings; Gender

Headings and subheadings in this Plan are inserted for convenience and reference only and constitute no part of this Plan. This Plan shall be construed, where required, so that the masculine gender includes the feminine.

ARTICLE XIII
Interpretation of the Plan

The Committee shall have sole and absolute discretion to administer, construe, and interpret the Plan, and the decisions of the Committee shall be conclusive and binding on all affected parties, unless such decisions are arbitrary and capricious.

ARTICLE XIV
Disputes; Legal Fees

14.1 Generally. Any controversy or claim that arises under this Plan and cannot be settled by the parties shall be addressed solely in the federal or state courts located in Franklin, North Carolina, or in the closest jurisdiction thereto if no state or federal court exists in Franklin at the time of such review.

14.2 Reimbursement of Legal Fees. In the event that any dispute arises between a Participant and the Bank as to the terms or interpretation of this Plan, whether instituted by formal legal proceedings or otherwise, including any action that the Participant takes to enforce the terms of this Plan or to defend against any action taken by the Bank or an Affiliate, the Participant shall be reimbursed for all costs and expenses, including reasonable attorneys’ fees, arising from such dispute, proceedings or actions, provided that the Participant shall obtain a final judgment or settlement substantially in favor of the Participant either in a court of competent jurisdiction or in binding arbitration under the rules of the American Arbitration Association or in a written settlement of the dispute. Such reimbursement shall be paid within ten (10) days of Participant’s furnishing to the Bank written evidence, which may be in the form, among other things, of a canceled check or receipt, of any costs or expenses incurred by the Participant.

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14.3 Indemnification. To the maximum extent allowed by law, the Bank shall indemnify each member of the Committee and each Trustee who is a Director or Employee for any loss arising from their actions under the Plan and Trust; provided that such indemnification shall not occur for actions that constitute Just Cause.

ARTICLE XV

Duration of Plan

Unless terminated earlier in accordance with Article X, this Plan shall remain in effect during the term of service of the Participants and until all Benefits payable hereunder have been made.

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Exhibit "A"

MACON BANK

LONG-TERM CAPITAL APPRECIATION PLAN

Pre-2005 Deferral Election Form

AGREEMENT, made this___ day of________ , 20__ by and between _____________(the “Participant”) and Macon Bank. Inc. (the Bank”),

WHEREAS, the Bank has established the Macon Bank Long-term Capital Appreciation Plan (the “Plan”), and the Participant is eligible to participate in said Plan.

NOW THEREFORE, it is mutually agreed as follows:

1. The Participant, by the execution hereof, agrees to participate in the Plan upon the terms and conditions set forth therein, and, in accordance therewith, elects to defer the receipt of:

____ % of the Participant’s base salary, director’s fees, and/or retainers.

____ % of any additional cash compensation that the Participant may receive.

Unless the Participant checks this space ___ thereby designating the next January 1st as this election’s effective date, this election will supersede any prior election and will take effect as soon as practicable hereafter (but only with respect to future compensation as to which the Participant has no current legal right or claim through the rending of services).

2. This election will continue in force until either the effective date of a superseding election by the Participant, or until the Participant terminates service with the Bank, or until the Plan is terminated by appropriate corporate action, whichever shall first occur.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above-written.

Witnessed by:	PARTICIPANT

Witnessed by:	MACON BANK, INC.

By
A member of the Board

Exhibit “B”

MACON BANK

LONG-TERM CAPITAL APPRECIATION PLAN

Pre-2005 Distribution Election Form

AGREEMENT, made this _ day of ; 20 by and between the undersigned participant (the “Participant”) in the Macon Bank Long-term Capital Appreciation Plan (the “Plan”), and Macon Bank, Inc. (the “Bank”) with respect to distribution of those Participant’s benefits under the Plan that were deferred and vested before January 1, 2005.

NOW THEREFORE, it is mutually agreed as follows:

1. Form of Payment Generally. The Participant, by the execution hereof, agrees to participate in the Plan upon the terms and conditions set forth therein, and, in accordance therewith, elects to have his or her Account distributed as follows:

[ ]	in a lump sum that is paid as soon as practicable after the ____ year following the Participant's termination of Service. [You may choose a number between 2 and 10.]

[ ]	in substantially equal monthly payments over a period of _ years. [You may choose a number between 5 and 10.]

2. Timing of Payment. Payment of a Participant’s first monthly installment from his or her Account shall occur as soon as administratively practicable after the Committee determines the Participant’s Final Account balance, unless the Participant elects to defer commencing distributions until --

[ ]	The date on which the Participant attains age. [You may choose an age between 60 and 75.]

[ ]	______________________ ___, ____. [You may choose any date that occurs before you reach age 75.]

3. Form of Payment to Beneficiary. In the event of the Participant’s death, his or her Account shall be distributed -

[ ]	in one lump sum payment

[ ]	in accordance with the payment schedule selected in paragraphs 1 and 2 hereof (with payments made as though the Participant survived to collect all benefits, and as though the Participant terminated service on the date of his or her death, if payments had not already begun)

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4. Designation of Beneficiary. In the event of the Participant’s death before he or she has collected all of the benefits payable under the Plan, the Participant hereby directs that any survivorship benefits payable under Article III of the Plan be distributed to the beneficiary or beneficiaries designated under subparagraphs a and b of this paragraph in the manner elected pursuant to paragraph 3 above:

a. Primary Beneficiary. The Participant hereby designates the person(s) named below to be his or her primary beneficiary and to receive the balance of any unpaid benefits under the Plan.

Name of Primary Beneficiary	Mailing Address	Percentage of Death Benefit
%
%

b. Contingent Beneficiary. In the event that the primary beneficiary or beneficiaries named above are not living at the time of the Participant’s death, the Participant hereby designates the following person(s) to be his or her contingent beneficiary for purposes of the Plan:

Name of Contingent Beneficiary	Mailing Address	Percentage of
Death Benefit
%
%

5. Effect of Election. The elections made in paragraphs I and 2 hereof shall become irrevocable on the earlier of the Participant’s death, (2) the date one year before the Participant first becomes entitled to receive a distribution under Article III of the Plan, and (3) the date 90 days before a Change in Control. The Participant may, by submitting an effective superseding Distribution Election Form at any time and from time to time, prospectively change the beneficiary designation and the manner of payment to a Beneficiary. Such elections shall, however, become irrevocable upon the Participant’s death.

6. Mutual Commitments. The Bank agrees to make payment of all amounts due the Participant in accordance with the terms of the Plan and the elections made by the Participant herein. The Participant agrees to be bound by the terms of the Plan, as in effect on the date hereof or properly amended hereafter.

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IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above-written.

Witnessed by:	PARTICIPANT

Witnessed by:	MACON BANK, INC.

By
A duly authorized Committee Member

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MACON BANK
AMENDED AND RESTATED

LONG-TERM CAPITAL APPRECIATION PLAN

2005 Sub-Plan

Applicable to Compensation Deferred or

Vested After December 31, 2004

PURPOSE AND SCOPE

This sub-plan (the “Sub-plan”) hereby incorporates the terms of the Macon Bank Long• Term Capital Appreciation Plan (the “Plan”) by reference, subject to the limited modifications set forth below. Terms within the Sub-plan that begin with initial capital letters shall have the particular defined meaning set forth herein or in the Plan, unless the context clearly indicates otherwise. This Sub-plan shall apply to compensation that is deferred pursuant to the terms below or that vests on or after January 1, 2005. No provision of this Sub-plan shall apply to Compensation that was deferred and vested on or before December 31, 2004. References within the Plan to Accounts shall not apply to amounts deferred or vested under this Sub-plan after December 31, 2004, and references herein to Accounts shall not apply to Accounts under the Plan.

ARTICLE I
Definitions

The following words and phrases, when used in the Plan with an initial capital letter, shall have the meanings set forth below unless the context clearly indicates otherwise.

1.1 “Change in Control” shall mean any of the following, subject to the Committee’s absolute discretion to interpret this definition in a manner that conforms with the requirements of Section 409A of the Code and associated regulations: (i) the execution of an agreement for the sale of all or a material portion of the assets of the Bank; (ii) the execution of an agreement for a merger, consolidation, or other transaction of the Bank whereby the Bank is not the surviving entity; (iii) a change of control of the Bank, as defined or determined either by the Bank’s primary banking regulator or under regulations promulgated by it; (iv) the acquisition, directly or indirectly, of the beneficial ownership within the meaning of that term as it is used in Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder) of twenty-five percent (25%) or more of the outstanding voting proxies or securities of the Bank by any person, trust, entity, or group; or; (v) during any period of two consecutive years, individuals (the “Continuing Directors”) who at the beginning of such period constitute the Board of Directors of the Bank or its mutual holding company (the “Existing Board”) cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. This limitation shall not apply to a transaction in which either the Bank merely converts stock form or forms a holding company or up to 30% of any class of securities of the Bank are purchased by a tax-qualified employee stock benefit plan of the Bank or an affiliate. The term “person” refers to an individual or a corporation, partnership, trust, bank, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

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ARTICLE II
Credits to Accounts

2.1 Deferrals. Each Participant may elect, on the Deferral Election Form attached hereto as Exhibit “D”, to make Deferrals by directing that his or her fees, salary, bonuses, or other cash compensation be reduced on a pre-tax basis. Such elections shall (i) be irrevocable until the end of the calendar year in which they are made, and (ii) be effective on the January 1st following their Acceptance, provided that a Participant who is newly eligible to participate in the Plan may elect within thirty (30) days of first becoming eligible to participate to defer cash compensation earned after the Acceptance of the applicable Deferral Election Form. As soon as practicable after the end of each pay period, the Bank shall credit each Participant’s Account with any Deferrals that occurred during the pay period.

ARTICLE III

Distributions from Accounts

3.1 Distribution Elections. At the time a Participant elects to defer compensation pursuant to Section 2.1, subject to Section 3.3 of the Plan, the Participant shall elect on the Distribution Election Form attached hereto as Exhibit “E” to have his or her final Account balance paid in annual payments over a period of between 5 and 10 years, in a lump sum distribution that occurs more than two years after the Participant terminates service, or a combination of these choices. Such elections shall apply to the portion of the Participant’s Account that is attributable to compensation deferred under the applicable Deferral Election Form, but may be changed through Acceptance of one or more subsequent elections that in each case (i) are delivered to the Committee at least one year before the date on which distributions are otherwise scheduled to commence pursuant to the Participant’s current election, and (ii) defer the commencement of distributions by at least five (5) years from the originally scheduled commencement date. Nevertheless, Beneficiary designations made pursuant to executed Election Forms shall be revocable during the Participant’s lifetime and a Participant may, by submitting an effective superseding Election Form at any time and from time to time, prospectively change the designated Beneficiary and the manner of payment to a Beneficiary.

3.2 Change in Control. In the event of a Change in Control, the Bank and the Participant have the right to mutually agree to limit payments that they might consider excess “golden parachute payments” as defined under §§280G and 4999 of the Code to the extent not inconsistent with the provisions of Code Section 409A and associated regulations. In addition, upon the closing date of a Change in Control: the forfeiture provision set forth in Section 3.3(ii) of the Plan shall lapse and become null and void, each Participant’s Vested Percentage shall become 100%, and the Appreciation Percentage for each Participant shall be calculated by assuming that the appreciation percentage that occurred between the initial credit of a Capital Appreciation Right and the Change in Control continues through date on which the Participant’s Vested Percentage would have reached 100% pursuant to Section 1.29 of the Plan.

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Exhibit “D”

MACON BANK
AMENDED AND RESTATED

LONG-TERM CAPITAL APPRECIATION PLAN

Post-2004 Deferral Election Form

AGREEMENT, made this __ day of ____________, 2___, by and between _______________ (the “Participant”) and Macon Bank, Inc. (the “Bank”).

WHEREAS, the Bank has established the Macon Bank Long-term Capital Appreciation Plan (the “Plan”), and the Participant is eligible to participate in said Plan.

NOW THEREFORE, it is mutually agreed as follows:

1. By the execution hereof, the Participant agrees to participate in the Plan upon the terms and conditions set forth therein, and, in accordance therewith, make the elections set forth herein effective -

____ on the January 1st that follows Acceptance of this Deferral Election Form and the corresponding Distribution Election Form.

____ on the first day of the next calendar month, but only if this election occurs within the 30-day period after the Participant first become eligible for Plan participation (NOTE: only newly elected directors or newly eligible officers may choose this option).

2. For the duration of this election (as determined under paragraph 3 below), the Participant agrees to participate in the Plan upon the terms and conditions set forth therein, and, in accordance therewith, elects to defer the receipt of:

____ % of the Participant’s base salary, director’s fees, and/or retainers.

____ % of any additional cash compensation that the Participant may receive.

3. This election will continue in force until either the effective date of a superseding election by the Participant, or until the Participant terminates service with the Bank, or until the Plan is terminated by appropriate corporate action, whichever shall first occur.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above-written.

Witnessed by:	PARTICIPANT

Witnessed by:	MACON BANK, INC.

By
A member of the Board

Exhibit “E”

MACON BANK AMENDED AND RESTATED

LONG-TERM CAPITAL APPRECIATION PLAN

Post-2004 Distribution Election Form

AGREEMENT, made this__ day of ____________, 2___, by and between the undersigned participant (the “Participant”) in the Macon Bank Long-term Capital Appreciation Plan (the “Plan”), and Macon Bank, Inc. (the “Bank”) with respect to distribution of the Participant’s benefits under the Plan.

NOW THEREFORE, it is mutually agreed as follows:

1. Effect of Election. The elections made in paragraphs 2 and 3 hereof shall apply -

☐ to any compensation that is deferred pursuant to the Participant’s Post-2004 Deferral Election Form executed ____________, 20___.

☐ to the entire value of the Participant’s Account, provided that these elections may only be changed at least one year in advance of the earliest date on which payments would otherwise commence pursuant to paragraph 3 hereof, and may only be changed pursuant to an election that conforms with the requirements set forth in Section 3.1 of the Sub-plan.

With respect to the elections made in paragraphs 3 and 4 hereof, the Participant may, by submitting an effective superseding Distribution Election Form at any time and from time to time, prospectively change the beneficiary designation and the manner of payment to a Beneficiary. Such elections shall, however, become irrevocable upon the Participant’s death.

2. Form of Payment Generally. The Participant, by the execution hereof, agrees to participate in the Plan upon the terms and conditions set forth therein, and, in accordance therewith, elects to have his or her Account distributed as follows:

[ ]	in a lump sum that is paid as soon as practicable after the year following the Participant's termination of Service. [You may choose a number between 2 and 10.]

[ ]	in substantially equal monthly payments over a period of ___ years. [You may choose a number between 5 and 10.]

3. Timing of Payment. Payment of a Participant’s first monthly installment from his or her Account shall occur as soon as administratively practicable after the Committee determines the Participant’s Final Account balance, unless the Participant elects to defer commencing distributions until --

[ ]	The date on which the Participant attains age ____. [You may choose an age between 60 and 75.}

[ ]	____________ __, 2____ [You may choose any date that occurs before you reach age 75.}

4. Form of Payment to Beneficiary. In the event of the Participant’s death, his or her

Account shall be distributed -

[ ]	in one lump sum payment

[ ]	in accordance with the payment schedule selected in paragraphs 1 and 2 hereof (with payments made as though the Participant survived to collect all benefits, and as though the Participant terminated service on the date of his or her death, if payments had not already begun)

5. Designation of Beneficiary. In the event of the Participant’s death before he or she has collected all of the benefits payable under the Plan, the Participant hereby directs that any survivorship benefits payable under Article III of the Plan be distributed to the beneficiary or beneficiaries designated under subparagraphs a and b of this paragraph in the manner elected pursuant to paragraph 4 above:

a. Primary Beneficiary. The Participant hereby designates the person(s) named below to be his or her primary beneficiary and to receive the balance of any unpaid benefits under the Plan.

Name of Primary Beneficiary	Mailing Address	Percentage of Death Benefit
%
%

b. Contingent Beneficiary. In the event that the primary beneficiary or beneficiaries named above are not living at the time of the Participant’s death, the Participant hereby designates the following person(s) to be his or her contingent beneficiary for purposes of the Plan:

Name of Contingent Beneficiary	Mailing Address	Percentage of
Death Benefit
%
%

6. Mutual Commitments. The Bank agrees to make payment of all amounts due the Participant in accordance with the terms of the Plan and the elections made by the Participant herin. The Participant agrees to be bound by the terms of the Plan, as in effect on the date hereof or properly amended hereafter.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above-written.

Witnessed by:	PARTICIPANT

Witnessed by:	MACON BANK, INC.

By
A duly authorized Committee Member